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                                                                       EXHIBIT 5

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                               New York, NY 10153
                              Tel.: (212) 310-8000
                               Fax: (212) 310-8007

                                September 3, 2003


The Board of Directors of
    Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

Gentlemen:

We have acted as counsel to Leucadia National Corporation, a New York corporation (the "Company"), in connection with the registration statement on Form S-4 being filed by the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 22,156,460 shares (the "Shares") of common stock, $1.00 par value, of the Company ("Company Common Stock") in connection with the Agreement and Plan of Merger, dated as of August 21, 2003, among WilTel Communications Group, Inc. ("WilTel"), the Company and Wrangler Acquisition Corp. (the "Merger Agreement").

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (including the prospectus forming part thereof (the "Prospectus")), the Restated Certificate of Incorporation (as amended) of the Company, the Merger Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company set forth in the Merger Agreement.





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For all purposes of our opinions below we have also assumed, with your permission, that (i) the actions relating to the authorization, issuance and offer of the Shares taken by the Company's Board of Directors prior to the date of this opinion will not be revoked by any action of the Company's Board of Directors after the date hereof, (ii) the Company will have a sufficient number of authorized shares of Company Common Stock to satisfy the obligations of the Company to deliver Company Common Stock pursuant to the Merger Agreement and that none of such shares will have been previously subscribed for or otherwise committed to be delivered, (iii) prior to the delivery of the shares of Company Common Stock to be delivered in connection with the transactions contemplated by the Merger Agreement, the Company will receive for each share of Company Common Stock to be so delivered shares of WilTel common stock having a value at least equal to the par value of a share of Company Common Stock, and (iv) the Company will issue certificates meeting the requirements of Section 508 of the New York Business Corporation Law (the "NYBCL") representing the shares of Company Common Stock delivered.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when delivered on the terms provided for in the Merger Agreement, will be validly issued, fully paid and nonassessable (except, where applicable, as provided by Section 630 of the NYBCL).

The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the caption "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ WEIL, GOTSHAL & MANGES LLP